Exhibit 99.2

VALASSIS COMMUNICATIONS, INC.
2005 EMPLOYEE AND DIRECTOR RESTRICTED STOCK AWARD PLAN

The Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan (the "Plan") is established for Valassis Communications, Inc. ("VCI" or "the Company"), a Delaware corporation with its headquarters in Michigan. The Plan provides the following benefits: (1) selected executives will receive Restricted Stock in lieu of or as a supplement to a cash raise; (2) Directors will receive a portion of their Director's fees in the form of Restricted Stock; and (3) participants under the VCI Employee Stock Purchase Plan may receive Restricted Stock as a matching contribution to participant purchases in accordance with the VCI Employee Stock Purchase Plan. The restrictions will lapse on the Restricted Shares one year from the date the restricted stock is issued, provided that the employee still is employed by the Company on such date, unless otherwise provided under the terms of the Plan.

I. Plan Objectives

The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition and retention of a financial interest in the Company by employees and directors through the holding of Company Common Stock.

II. Plan Definitions

Unless the text indicates otherwise, the following terms shall have the meanings set forth below.

"Beneficiary" means the beneficiary designated by the Participant.

"Board" means the Board of Directors of VCI.

"Committee" means the Compensation/Stock Option Committee of the Board, which is the designated administrator of the Plan.

"Common Stock" means VCI's common stock.

"Company" means Valassis Communications, Inc., and its subsidiaries.

"Director" means a non-employee, non-affiliated director of Valassis Communications, Inc. entitled to payment for his or her services as a director.

"Dividend" means any and all cash and/or stock dividends paid to the holders of Common Stock.

"Employee" means any full-time Employee of the Company in Good Standing. An Employee in "Good Standing" is any employee actively employed by the Company, where the Company has the right to control and direct the Employee in the material details of how the work is to be performed.

"Fair Market Value," when used in connection with Common Stock on a certain date, means the average of the high and low sales prices of the Common Stock on the New York Stock Exchange composite tape or other recognized market source as determined by the Committee.

"Grant Date," as used in reference to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

"Restricted Period" means the one-year period beginning on the date Restricted Shares are issued. In the case of the selected executives receiving stock in lieu of or as a supplement to a cash raise, the Restricted Period means the three-year period beginning on the date the Restricted Shares are issued, with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year.

"Restricted Shares" means those shares of Common Stock issued pursuant to the Plan which are subject to Transfer Restrictions.

"Transfer Restrictions" means the restrictions on the Restricted Shares imposed by Section VI of this Plan.

"VCI Employee Stock Purchase Plan" means the plan established on June 9, 1992, as amended, which enables employees to purchase Common Stock through payroll deductions.

III. Administration of the Plan

(a) Appointment of the Committee

The Plan shall be administered by the Committee. The Committee shall never have less than three members, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time. No member of the Committee shall be eligible to receive Restricted Shares pursuant to the Plan during the period which they serve on the Committee, with the exception of Restricted Shares granted to Directors as defined hereunder.

(b) Committee Powers

The Committee shall administer the Plan. Further, it shall have full power to construe and interpret the Plan, establish rules for the Plan's administration, determine the persons eligible to receive Restricted Shares, determine the number of such shares and determine the Restricted Period and the terms under which the shares are awarded and to grant Restricted Shares to eligible persons, with the exception of Restricted Shares granted to Directors.

(c) Committee Action

A majority of the members of the Committee shall constitute a quorum for the transaction of business. All actions by the Committee at a meeting shall be the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all members of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment with which all persons participating in the meeting can hear each other.

(d) Committee Determinations Conclusive

All determinations of the Committee as to which persons and the number of Restricted Shares awarded, shall be final, binding, and conclusive for all persons interested in the Plan. The determination of the Committee as to the construction or interpretation of any term or provision of the Plan, including whether and when there has been a termination of an Employee's employment, shall be final, binding, and conclusive upon all persons.

IV. Shares Subject to the Plan

The aggregate number of shares of Common Stock that are reserved for issuance under the Plan are 150,000 shares of VCI's authorized but unissued Common Stock, subject to adjustment in accordance with Section VII of the Plan. Restricted Shares that are forfeited in accordance with the Plan may be reissued pursuant to the terms of the Plan.

V. Eligibility

(a) Eligible Employees/Directors

Executive Awards. Selected executives, as determined by the Committee, may be granted Restricted Shares in lieu of or as a supplement to an increase in their cash compensation valued at the Fair Market Value of the Common Stock of VCI on the date of grant of the Restricted Shares. VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares.

Director's Fees. Restricted Shares shall be granted to each Director in lieu of a portion of his or her Director's fees. The Company will transfer quarterly to each Director a number of shares of Common Stock determined by dividing an amount equal to a portion of each Director's annual compensation (to be determined by the Board of Directors on an annual basis) by the last sale price on the tenth (10th) day of each January, April, July and October during the term of the Plan (or if such tenth (10th) day is not a day on which the New York Stock Exchange is open, the last sale price on the next day on which the New York Stock Exchange is open). VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares. The provisions of this paragraph shall not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986 or the Employee Income Retirement Act of 1974, as amended, or the rules thereunder.

VCI Employee Stock Purchase Plan. Restricted Shares may be granted to Participants in the Company's Employee Stock Purchase Plan with a Fair Market Value on the date of issuance equal to twenty-five percent of the dollars withheld from a Participant's pay to purchase shares of VCI stock pursuant to the VCI Employee Stock Purchase Plan (or such other amount in accordance with such Plan). VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares. The provisions of this paragraph shall not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986 or the Employee Income Retirement Act of 1974, as amended, or the rules thereunder.

(b) No Right of Employment

Nothing in the Plan shall confer any right on an Employee or Director to continue in the employ or service of the Company or its subsidiaries or shall interfere in any way with the right of the Company to terminate such Employee's employment or Director's services at any time for any reason or no reason.

VI. Restricted Shares

Each Participant will be notified that he or she will receive a number of Restricted Shares pursuant to the Plan in the form of Common Stock. The Shares shall be issued on the date that the Employee or Director otherwise is entitled to his or her salary increase, Director's fees, or the date provided under the VCI Employee Stock Purchase Plan, as the case may be.

(a) Restrictions on Transferability

During the Restricted Period applicable to each Restricted Share, such Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered.

(b) Employee's Right to Dividends and Voting Rights

Provided that the Employee remains employed, and the Director continues to his or her services with the Company through the end of the applicable Restricted Period, the Employee or Director shall be entitled to receive any dividends paid on the Restricted Shares during the Restricted Period. Employees and Directors to whom Restricted Stock has been granted pursuant to the Plan shall be entitled to exercise full voting rights with respect to such shares during the Restricted Period.

(c) Forfeiture of Restricted Shares

An Employee shall forfeit his or her Restricted Shares, including the rights to Common Stock dividends, if anytime during the Restricted Period the Employee's employment with the Company is involuntarily terminated for cause (as defined in section VI. (d) of this Plan) or voluntarily terminated, but not in the events of involuntary termination, death, long-term disability or retirement (as provided under the 401(k) Retirement Savings Plan) as described below. A Director shall forfeit his or her Restricted Shares, including, the rights to Common Stock dividends, if anytime during the Restricted Period the Director's service with the Company is voluntarily terminated, but not in the events of involuntary termination, death or long-term disability as described below. In addition, the Employee shall forfeit any Restricted Shares, including the rights to Common Stock dividends thereon, issued to the Employee as a match for shares of Common Stock (the "Underlying Shares") purchased under the Employee Stock Purchase Plan if during the Restricted Period the Employee sells or otherwise disposes of any of the Underlying Shares.

(d) Release of Transfer Restrictions During the Restricted Period in the Events of Involuntary Termination, Death, Long-Term Disability, or Retirement.

In the events of involuntary termination without cause, death, long-term disability, or retirement (as provided under the 401(k) Retirement Savings Plan) of the Employee during the Restricted Period, the Transfer Restrictions with respect to the Restricted Shares shall lapse. In the events of involuntary termination, death, or long-term disability of a Director during the Restricted Period, the Transfer Restrictions with respect to the Restricted Shares shall lapse. A termination for cause shall mean for executives with a written employment agreement with VCI, as cause is defined in the employment agreement. For all other Employees, cause shall mean (i) the conviction of any felony or misdemeanor; (ii) the violation of any Company policy, including, but not limited to, the Company's Drug and Alcohol policies; (iii) the commission of any act detrimental to the best interests or reputation of the Company; (v) the failure to follow the reasonable directives of supervisory personnel; and (v) the failure by the Employee to meet applicable performance standards.

(e) Manner of Holding and Delivering Restricted Shares

Each certificate issued for Restricted Shares will be registered in the name of the Employee or Director and will be deposited in a separate account with the Transfer Agent (the "Transfer Agent"). Upon issuance of each certificate for Restricted Shares, the withholding requirements of Section XI. will apply. The certificates for such shares will remain in such account until the earlier of the end of the Restricted Period, or the termination of the Transfer Restrictions in accordance with the Plan. At such time, the certificates representing the number of Restricted Shares to which the Employee or Director is then entitled will be released from such account and delivered to the Employee or Director free and clear of the Transfer Restrictions. In the event of forfeiture of any shares, a certificate evidencing such shares will be released to the Company and cancelled.

(f) Limitations on Obligations to Deliver Shares

The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transfer Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

VII. Changes in Capitalization

(a) Adjustment Provisions

In the event that:

(i) a recapitalization, reclassification, split-up, or consolidation of Common Stock is effected;

(ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of VCI or a sale by VCI of all or a part of its assets, for a different number or class of shares of stock or other securities of VCI or for shares of the stock or other securities of any other corporation;

(iii) new, different, or additional shares or other securities of VCI or of another corporation are received by the holders of Common Stock; or

(iv) any distribution is made to the holders of Common Stock other than a cash dividend;

then the Committee shall make the appropriate adjustments to the number and class of shares or other securities that may be issued under the Plan.

(b) Dissolution

Upon the dissolution of VCI, the Plan shall terminate and all restrictions on Restricted Stock previously issued shall lapse on the date of such dissolution and all such shares shall be immediately transferred to the Employee or Director.

VIII. Legal Restrictions

In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by VCI, give assurances satisfactory to counsel for VCI regarding such matters as VCI may deem desirable to assure compliance with all legal requirements.

IX. Choice of law

The Plan will be administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

X. Amendment, Suspension, or Termination of the Plan

The Board of Directors may at any time terminate, suspend, or amend the Plan.

XI. Withholding of Taxes

There will be deducted from each award of the Restricted Shares under the Plan the amount of shares equivalent to any tax required by any governmental authority to be withheld at the time of issuance.

XII. Effective Date of the Plan

The Plan is effective as of March 10, 2005, subject to the approval of shareholders holding a majority of VCI's outstanding shares represented in person or by proxy and entitled to vote on the Plan at the annual meeting of shareholders in May 2005. If the Plan is not approved at such meeting, the Plan and all shares granted hereunder shall be null and void.

XIII. Compliance With Rule 16b-3

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by VCI fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by VCI.

XIV Termination of the Plan

The Plan shall terminate upon the earlier of (i) May 20, 2010 or (ii) the granting of shares equaling the maximum number of shares of Common Stock reserved under the Plan as set forth in Section IV.